HomeStreet Reports Third Quarter 2024 Results

SEATTLE –October 29, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended September 30, 2024. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”

Operating Results
                  Third quarter 2024 compared to second quarter 2024
Reported Results:
•Net loss: $7.3 million compared to $6.2 million
•Net loss per fully diluted share: $0.39 compared to $0.33
•Net interest margin: 1.33% compared to 1.37%

Core Results (1): •Net loss: $6.0 million compared to $4.3 million •Net loss per fully diluted share: $0.32 compared to $0.23
(1) Core loss and core loss per fully diluted share are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.
“As a result of lower noninterest income and lower net interest income, our net loss and core net loss were higher in the third quarter than in the second quarter,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “While our net interest margin decreased slightly during the quarter we did see it stabilize during the latter part of the quarter. With the recent decrease in short term rates, we expect our funding costs to decrease in the fourth quarter and beyond and our interest margin to begin to increase. In the third quarter we reduced the rates offered on our promotional certificates of deposit and are offering our highest rates on shorter duration certificates of deposit in anticipation of continued decreases in the near future of short term interest rates. Our noninterest expenses decreased by $1.8 million during the third quarter as we continue to focus on reducing expenses where possible. Our full time equivalent employees declined to 819 from 840 in the prior quarter primarily as a result of not replacing employees lost through attrition."

Financial Position
                    As of and for the quarter ended September 30, 2024
•Excluding brokered deposits, total deposits increased by $111 million
•Uninsured deposits were $509 million, or 8% of total deposits
•Loans held for investment ("LHFI"), decreased by $46 million
•Nonperforming assets to total assets: 0.47% compared to 0.42% at June 30, 2024
•Delinquencies (2): 0.69% compared to 0.66% at June 30, 2024
•Allowance for credit losses to LHFI: 0.53%
•Book value per share: $28.55
•Tangible book value per share: $28.13 (3)

(2) Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

"Our quarter-end deposit balances, excluding brokered deposits, increased $111 million," continued Mark Mason. “Our noninterest-bearing deposits have stabilized and we continue to see growth in deposits from new business customers.”

"Our loan balances decreased $46 million during the third quarter and we are seeing a low level of prepayments in our commercial real estate loan portfolio. Our loan originations continue to be focused on variable rate loan products with appropriate margins over incremental funding costs," added Mark Mason. “In the third quarter our ratio of nonaccrual assets to total assets and our total loan delinquencies remained low at 0.47% and 0.69%, respectively. Our credit quality remains strong and we have not identified any potentially significant credit issues in our loan portfolio.”

“With the benefits of lower interest rates, our tangible book value per share has increased due to the increased value of our available for sale securities portfolio,” stated Mark Mason. “In spite of the operating losses we have incurred through the first nine months of 2024, our tangible book value per share increased from $28.11 at December 31, 2023 to $28.13 as of September 30, 2024. Importantly, as a result of the recent reductions in interest rates and the passage of time, as of September 30, 2024, our estimated tangible fair value per share has increased to $18.52." (4)

(4) Tangible fair value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition and trends in product mixes and expected impact on costs, as well as the expected impact of decreases in short term interest rates, are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with FirstSun Capital Bancorp ("FirstSun"), (2) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, as amended on April 30, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (7) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (8) changes in the interest rate environment; (9) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (10) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (11) our ability to attract and retain key members of our senior management team; (12) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (13) our ability to control operating costs and expenses; (14) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (15) the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (24) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (25) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (26) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; and (iii) tangible fair value per share as we believe this information provides an estimate of what the current value per share is of the Company’s net assets; (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024

Core net income (loss)
Net income (loss)	$(7,282)	$(6,238)
Adjustments (tax effected)
Merger related expenses	1,283	1,897
Total	$(5,999)	$(4,341)
Core net income (loss) per fully diluted share
Fully diluted shares	18,857,565	18,857,566
Computed amount	$(0.32)	$(0.23)

Return on average tangible equity (annualized)
Average shareholders' equity	$531,608	$522,904
Less: Average goodwill and other intangibles	(8,176)	(8,794)
Average tangible equity	$523,432	$514,110

Core net income (loss) (per above)	$(5,999)	$(4,341)
Adjustments (tax effected)
Amortization of core deposit intangibles	488	487
Tangible income (loss) applicable to shareholders	$(5,511)	$(3,854)

Ratio	(4.2)%	(3.0)%

Efficiency ratio
Noninterest expense
Total	$49,166	$50,931
Adjustments:
Merger related expenses	(1,645)	(2,432)
State of Washington taxes	(438)	(463)
Adjusted total	$47,083	$48,036

Total revenues
Net interest income	$28,619	$29,701
Noninterest income	11,058	13,227
Adjusted total	$39,677	$42,928
Ratio	118.7%	111.9%

Return on average assets (annualized) - Core
Average Assets	$9,138,291	$9,272,131
Core net income (loss) (per above)	(5,999)	(4,341)
Ratio	(0.26)%	(0.19)%

Tangible book value per share
Shareholders' equity	$538,315	$520,117
Less: Goodwill and other intangibles	(7,766)	(8,391)
Tangible shareholders' equity	$530,549	$511,726
Common shares outstanding	18,857,565	18,857,565
Computed amount	$28.13	$27.14

	As of or for the Quarter Ended September 30, 2024
(in thousands, except share and per share data)	Carrying Value	Fair Value	Change in Value

Tangible Fair Value per Share
Tangible shareholder's equity (see above)				$530,549
Assets:
Investment securities HTM	$2,318	$2,296	$(22)
Loans held for investment	7,293,274	7,019,085	(274,189)
MSRs - multifamily and SBA	26,322	31,970	5,648
Liabilities:
Certificates of deposit	3,181,412	3,180,057	1,355
Borrowings	1,896,000	1,909,471	(13,471)
Long term debt	225,039	184,609	40,430
Total change in value				(240,249)
Deferred taxes at 24.5%				58,861
				$349,161
Shares outstanding				18,857,565
Computed amount				$18.52